Exhibit 4.10

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, & 30			1. REQUISITION NUMBER N/A	PAGE 1 OF 1
2. CONTRACT NO. V797D-30190	3. AWARD/EFFECTIVE DATE 06/15/2013	4. ORDER NO. MODIFICATION NO. N/A	5. SOLICITATION NO. RFP-797-FSS-99-0025-R7	6. SOLICITATION ISSUE DATE 4/22/2011
7. FOR SOLICITATION INFORMATION CALL:	a. NAME: FEDERAL SUPPLY SCHEDULE HELPDESK		b. TELEPHONE NO. (No Collect Calls) (708) 786-7737	8. OFFER DUE DATE/LOCAL TIME: N/A

9. ISSUED BY	CODE		10. THIS ACQUISITION IS ☒ UNRESTRICTED OR See Page 4 of the Read Me First document for NAICS codes and size standards under this solicitation.	☒ SET ASIDE FOR: (Total set-aside for SINs A-13a and A-13c only) ☒ SMALL BUSINESS ☐ HUBZONE SMALL BUSINESS	See Clause A-FSS-31 ☐ EMERGING SMALL BUSINESS
VA National Acquisition Center Federal Supply Schedule Service 001AL-A2-2 PO Box 76, Bldg 37 Hines, IL 60141 Overnight Delivery should be mailed or hand delivered to the address located in Block 16				☐ SERVICE DISABLED VETERAN OWNED SMALL BUSINESS ☐ 8(A)
11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED		12. DISCOUNT TERMS	☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER	13b. RATING
☐ SEE SCHEDULE		Net 30 Days	DPAS (15 CFR 700)	14. METHOD OF SOLICITATION ☐ RFQ ☐ IFB ☒ RFP
15. DELIVER TO	CODE		16. ADMINISTERED BY	CODE
TO BE SHOWN ON EACH ORDER ISSUED UNDER ANY CONTRACT RESULTING FROM THIS SOLICIATION			VA NATIONAL ACQUISITION CENTER FEDERAL SUPPLY SCHEDULE SERVICE 001AL-A2-2 1ST AVENUE, 1 BLOCK NORTH OF 22ND STREET BLDG 37 HINES, IL 60141
17a. CONTRACTOR/ OFFEROR CODE	SZ569	FACILITY CODE	18a. PAYMENT WILL BE MADE BY	CODE
Itamar Medical, Inc. 842 Upper Union Street, Suite 2 Franklin, MA 02038 DUNS 61-985-1327 TELEPHONE NO. 888-748-2627			SEE BLOCK 15

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
FSC CLASS 6510 6515 6530 6532	SIN A-50H FSC Group 65, Part II, Section A Medical Equipment and Supplies See Continuation of SF-1449 for Schedule of Items (Attach Reverse and/or Attach Additional Sheets as Necessary)

25. ACCOUNTING AND APPROPRIATION DATA SEE BLOCK 15	26. TOTAL AWARD AMOUNT (For Govt. Use Only) ESTIMATED VALUE $7,700,000 (10 years)

☐ 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA	☒ ARE	☐ ARE NOT ATTACHED.
☐ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA	☐ ARE	☐ ARE NOT ATTACHED

☒ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED.	☒ 29. AWARD OF CONTRACT: REFERENCE FPR OFFER DATED 5/28/2013 YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

See Summary of Award.

30a. SIGNATURE OF OFFEROR/CONTRACTOR	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
/s/ Robert D. Grimm

30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT) Robert D. Grimm, CPCM, Consultant to Itamar	30c. DATE SIGNED October 12, 2011	31b. NAME OF CONTRACTING OFFICER (Type or print) Nancy S. Keating	31c. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV. 3/2005) Prescribed by GSA - FAR (48 CFR) 53.212

Addenda to SF-1449
Summary of Award

VA FSS Contract V797D-30190

The use of this Government contract to solicit Government business for non-contract products is fraudulent and subject to prosecution.

Contract Documents

Itamar Medical Inc.’s 65IIA Medical Equipment and Supplies contract under Federal Supply Schedule Solicitation RFP-797-FSS-99-0025-R7, effective June 1, 2013 through, May 31, 2018, consists of the following documents:

FAR 52.212-4 Contract Terms and Conditions – Commercial Items and Addenda

FAR 52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders – Commercial Items

The contractor will participate in Public Law 109-364 Disaster Recovery Purchasing Program.

The contractor will participate in Public Law 111-5 American Recovery and Reinvestment Act.

Amendment(s)	Amendment 0001 Amendment 0002 Amendment 0003 Amendment 0004

Proposal	Itamar Medical, Inc.offer dated 10/12/2011

Revision(s) – revise to be same as cover page section

07/10/2012 Clarification letter

07/12/2012 Amendments and Price Proposal Spreadsheet

10/30/2012 Commercial Pricelist/Price proposal Excel

11/26/2012 Price FSS Proposal freight charges, 01/2013,

02/2013, 03/2013, 04/2013, 05/2013-freight charges in price

proposal, 05/15/2013 Freight 2012 and negotiation, 5/21/2013

Kaiser pricing and current Itamar prices, 05/23/2013 the final negotiated prices and there were discrepancies, 05/31/2013 a revised FPR letter.

Final Proposal Revision Letter	05/21/2013, 05/31/2013 Brian Sutherland

Subcontracting Plan	None

Commerical Pricelist	Itamar's Commercial Pricelist of 10/19/2012

Awarded Pricing	A copy of the awarded line items with prices (including IFF) is attached hereto and made a part hereof.

a.	Pricing Terms and Conditions as agreed to are listed below:

Awarded Special Item Number(s) & Maximum Order	Example: A-10 ($50,000) A-50H
Basic Discount	0.33%-49.0%
Net Discounts are reduced by 1% to compensate for FOB Destination freight terms.
Quantity Discount (Per SIN)	3% additional discount for single orders of $25,000 - $100,000
5% additional discount for single orders of $100,001-$200,000
10% additional discount for single orders of $200,001 and over
Payment Terms	Net 30 Days
Minimum Order	None
Standard Delivery Time	21 Days ARO (After Receipt of Order)
Expedited Delivery Time	1-2 Days up to 7 Days ARO (After Receipt of Order) The government will pay the difference between normal and expedited delivery charges.
FOB Point(s)	FOB Destination: 48 continuous States and to point of exportation to Alaska, Hawaii and Puerto Rico
Warranty Provision	See Attachment 1
Returned Goods Policy	See Attachment 2
Installation	None
Training	None
Annual Rebate	None
Credit Card Acceptance	Yes, the offeror accepts credit cards up to, equal to and above the micropurchase threshold of $3,000.
Rental/Lease Agreement	None
Service Agreement	None
Commercial Price List	Itamar Medical, Inc. Commercial Pricelist of October 19, 2012. This pricelist is verbatim extract of Itamar’s order entry system as of October 19,2012
Medical/Surgical Prime Vendor Program Participation	Not Participating
Direct-to-Patient Distribution Program	Not Participating
Disaster Recovery Act	Participating
Public Health Emergencies	Participating
No Awards	None
Additional Terms Offered/Agreed to but not listed above:

•      Itamar elects not to participate om the prime vendor program, direct ot patient distribution, consignment agreements the ARRA of 2009.

•      Itamar will participate in the Public Health Emergency and Disater Recovery Act.

•      Tracking ratios and FSS price before and after IFF are correct as stated in the FPR letter and correspond to the file: EX 5 R8 Final OfferToGov’t-

Itamar_w1%FrtDeductFromFSSdiscountToVA.xlsx.

b.    Tracking Customer

552.238-75 Price Reduction Clause and 552.243-72 Modifications for the purpose of the Price Reduction provisions and Price Increase provisions of this contract, the Government and contractor agree that this contract shall be predicated on the following customer(s) or category(ies) of customer(s): Universities. During the course of this contract, for any sales under the maximum order, the price relationship of 0.75-1.0 shall be maintained. This is not applicable for deviation sales previously disclosed.

If the identified tracking customer’s contract/agreement has been canceled, terminated, has expired, or the tracking customer has merged with another group, the assigned contract specialist shall be notified within 10 days after the event occurs, and if possible, before the event occurs. At such time the Contractor will negotiate in good faith with the Contracting Officer to establish a successor tracking customer.

c.    Economic Price Adjustment

552.216-70 Economic Price Adjustment Clause – FSS Multiple Award Schedule Contracts (of the solicitation applies to all items awarded under this contract.

d.    Annual Rebate

An annual rebate has not been negotiated and awarded under this contract.

e.    Tax ID Number

Your Tax I.D. number may be included on the published pricelist to facilitate payment by ordering activities.

The sole purpose of funds provided by the accounting data in Block 25 of the SF1449 is to fund the guaranteed minimum of $2,500 as stated in contract clause l-FSS-106; however, the funds obligated at time of award do not constitute an order for supplies or services under this contract.

Itamar Medical, Inc.

AWARDED PRICING

“A” = Awarded

				Qty in			FSS Price
				Unit		Tracking	w/out	FSS Price *	FSS Price	Tracking
	Product /		Unit of	Of	Tracking	Customer	Freight &	1.01 for	FOB Dest	Customer
SIN	Item Number	Product Description	Sale	Pkg	Customer	Price	IFF	Freight	with IFF	Ratio
A-50h	AC00016XX	ED2000 Accessories	EA	1	Universities	$450.00	$402.50	$406.53	$408.57	0.89	A
A-50h	AC05720XX	Set of 30 Anchors	EA	30	Universities	$10.00	$7.50	$7.58	$7.61	0.75	A
A-50h	AC16000XX	12 Pneumatic Endo probes	EA	12	Universities	$240.00	$214.25	$216.39	$217.48	0.89	A
A-50h	AC20001XX	Adhesive Set for Sensor	EA	12	Universities	$32.70	$32.70	$33.03	$33.19	1.00	A
A-50h	AC20002XX	Integrated Sensor	EA	1	Universities	$376.50	$376.50	$380.27	$382.18	1.00	A
A-50h	AC20003XX	24 Bracelets for Watch PAT	EA	24	Universities	$307.00	$307.00	$310.07	$311.63	1.00	A
A-50h	AC21002XX	12 Pneumo-Opt slp Probes	EA	12	Universities	$480.00	$472.50	$477.23	$479.62	0.98	A
A-50h	AC21006XX	zzzPAT S/W Kit For WP100/WP200 (US) 4.2	EA	1	Universities	$500.00	$475.00	$479.75	$482.16	0.95	A
A-50h	AC21104XX	Watch-PAT200 Kit	EA	1	Universities	$4,700.00	$3,900.00	3900	$3,919.60	0.83	A
A-50h	AS0060520	Oximeter sensor for WP200	EA	1	Universities	$160.00	$142.50	$143.93	$144.65	0.89	A
A-50h	AS0060590	PAT Cable WP200	EA	1	Universities	$60.00	$52.50	$53.03	$53.29	0.88	A
A-50h	AS16400XX	Moxa Assy for Endo-PAT	EA	1	Universities	$80.00	$70.50	$71.21	$71.56	0.88	A
A-50h	CP72000XX	Oximeter adhesive bands x 25	EA	25	Universities	$15.00	$13.80	$13.94	$14.01	0.92	A
A-50h	CS1000101	1 Year Warranty Watch-PAT	EA	1	Universities	$425.00	$403.75	$403.75	$405.78	0.95	A
A-50h	CS1000102	2 Year Warranty Watch-PAT	EA	1	Universities	$800.00	$760.00	$760.00	$763.82	0.95	A
A-50h	CS10025XX	Minor Repair and Inspection WatchPAT	EA	1	Universities	$180.00	$171.00	$171.00	$171.86	0.95	A
A-50h	CS2000101	1 Year Warranty Endo-PAT	EA	1	Universities	$1,400.00	$1,330.00	$1,330.00	$1,336.68	0.95	A
A-50h	CS2000102	2 Year Warranty Endo-PAT	EA	1	Universities	$2,500.00	$2,375.00	$2,375.00	$2,386.93	0.95	A
A-50h	CS2000105	5 Year Warranty Endo-PAT	EA	1	Universities	$4,000.00	$3,800.00	$3,800.00	$3,819.10	0.95	A
A-50h	FG16000XX	Endo-PAT2000 KitTypel6	EA	1	Universities	$24,687.50	$24,743.75	$24,991.19	$25,116.77	1.00	A
A-50h	FG21610XX	Oximeter sensor for WP100	EA	1	Universities	$140.00	$140.00	$141.40	$142.11	1.00	A
A-50h	FG21620XX	Cable conn Probe - WP100	EA	1	Universities	$60.00	$52.50	$53.03	$53.29	0.88	A
A-50h	FG21701XX	Sleeve Disposable x25	EA	25	Universities	$15.00	$13.70	$13.84	$13.91	0.91	A
									Min	0.75
									Max	1.00

Note: there are 23 PNs being offered to the Gov’t.

Itamar Medical, Inc.

Commercial Price List as of October 19, 2012

Product Code	SIN	VA Product Code	Product Name	List Price as of Oct. 19, 2012
AC0001600	A-94	AC00016XX	ED2000 Accessories	$450.00
AC0572070	A-94	AC05720XX	Set of 30 Anchors	$10.00
AC1600004	A-94	AC16000XX	12 Pneumatic Endo probes	$240.00
AC2000100	A-50h	AC20001XX	Adhesive Set for Sensor	$38.00
AC2000201	A-50h	AC20002XX	Integrated Sensor	$420.00
AC2000300	A-50h	AC20003XX	24 Bracelets for WatchPAT	$384.00
AC2100210	A-50h	AC21002XX	12 Pneumo-Opt sip Probes	$600.00
AC2100617	A-50h	AC21006XX	zzzPAT S/W Kit For WP100/WP200 (US)	$950.00
AC2110307	A-50h	AC21104XX	Watch-PAT200 Kit	$4,950.00
AS0060520	A-50h	AS0060520	Oximeter sensor for WP200	$160.00
AS0060590	A-50h	AS0060590	PAT Cable WP200	$60.00
AS1640002	A-94	AS16400XX	Moxa Assy for Endo-PAT	$80.00
CP7200010	A-50h	CP72000XX	Oximeter adhesive bands x 25	$17.00
CS1000101	A-50h	CS1000101	1 Year Warranty Watch-PAT	$425.00
CS1000102	A-50h	CS1000102	2 Year Warranty Watch-PAT	$800.00
CS1002501	A-50h	CS10025XX	Minor Repair and Inspection WatchPAT	$180.00
CS2000101	A-94	CS2000101	1 Year Warranty Endo-PAT	$1,400.00
CS2000102	A-94	CS2000102	2 Year Warranty Endo-PAT	$2,500.00
CS2000105	A-94	CS2000105	5 Year Warranty Endo-PAT	$4,000.00
FG1600016	A-94	FG16000XX	Endo-PAT2000 Kit Type l6	$27,500.00
FG2161001	A-50h	FG21610XX	Oximeter sensor for WP100	$160.00
FG2162002	A-50h	FG21620XX	Cable conn Probe - WP100	$60.00
FG2170102	A-50h	FG21701XX	Sleeve Disposable x25	$15.00

This pricelist is a verbatim extract of Itamar’s order entry system as of October 19,

Itamar Medical, Inc.

Attachment 1

Warranty: The Contractor guarantees the product furnished will be free from defects in material and workmanship for a period of one (1) year from date of delivery. The Contractor will replace, at its option, all parts found defective within the period with cost of replacement, including shipping charge, to be borne by the Contractor. Under no circumstances will any equipment covered by this guarantee be returned without (a) advance notice to the Contractor, or (b) obtaining shipping instructions from the Contractor.

Itamar Medical, Inc.

Attachment 2

Return Policy: All items must be returned in their original package within 30 days from date of delivery. In the event that a shipping error occurs due to contractor’s error, contractor will pay freight both ways for return/exchange of products. If an ordering facility error occurs, the ordering facility will pay return freight. No restocking fee will apply either way. Please call 1-888-748-2627 for a return authorization number (RA#).

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30			1. REQUISITION NO.	PAGE 1 OF 18
2. CONTRACT NO. V797D-30190	3. AWARD/EFFECTIVE DATE See Block 31	4. ORDER NO. VA260-12-A-0023A	5. SOLICITATION NUMBER VA260-12-Q-0065	6. SOLICITATION ISSUE DATE
7. FOR SOLICITATION INFORMATION CALL:	a. NAME Chris Towery		b. TELEPHONE NO. (No Collect Calls) 509-321-1911	8. OFFER DUE DATE/LOCAL TIME

9. ISSUED BY	CODE	260	10. THIS ACQUISITION IS	☒ UNRESTRICTED OR	☐ SET ASIDE: ___% FOR:
Department of Veterans Affairs Network Contracting Office 20 8524 N. wall St Spokane WA 99208			☐ SMALL BUSINESS ☐ HUBZONE SMALL BUSINESS ☐ SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS	☐ WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDERE THE WOMEN-OWNED SMALL BUSINESS PROGRAM ☐ EDWOSB ☐ 8(A)	NAICS: 423450 SIZE STANDARD: 100 Employees
11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED		12. DISCOUNT TERMS	☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER	13b. RATING N/A
☐ SEE SCHEDULE			DPAS (15CFR 700)	14. METHOD OF SOLICITATION ☒ RFQ ☐ IFB ☐ RFP
15. DELIVER TO	CODE	260	16. ADMINISTERED BY	CODE
See Delivery Orders			Department of Veterans Affairs Network Contracting Office 20 8524 N. wall St Spokane WA 99208
17a. CONTRACTOR/ OFFICEROR CODE		FACILITY CODE	18a. PAYMENT WILL BE MADE BY	CODE
ITAMAR MEDICAL, INC 842 Upper Union St Ste 2 Franklin, MA 02038 TELEPHONE NO.		DUNS: 619851327 DUNS+4:	Department of Veterans Affairs FMS-VA-2 (101) Financial Service Center PO Box 149971 Austin TX 78714-9971 PHONE:	FAX:

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☒ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

Federal Supply Schedule Blanket Purchase Agreement to provide portable sleep monitoring devices and associated consumables for such devices throughout VISN 20.

The original BPA# VA26Q-12-A-0Q23 referenced the vendor’s previous NAC contract number. This document provides the means to reference the vendor's new NAC FSS Contract Number V797D-30190 and establishes a new BPA# VA260-12-A-Q023A All terms and conditions, period of performances remain the same from the original BPA. Merely an administrative action to ensure all orders placed against the BPA reference the vendors valid NAC FSS Contract Number.

VA POC: Chris Towery

e-mail: christopher.towery@va.gov

509-321-1911

(Use Reverse and/or Attach Additional Sheets as Necessary)

25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only) $0.00

☐ 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1,52.212-4. FAR 52.212-3 AND 62.212-5 ARE ATTACHED. ADDENDA	☐ ARE	☐ ARE NOT ATTACHED.
☐ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-1. FAR 52.212-6 IS ATTACHED. ADDENDA	☐ ARE	☐ ARE NOT ATTACHED

☐ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED	☐ 29. AWARD OF CONTRACT: REF. _______________OFFER DATED________________________. YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN IS ACCEPTED AS TO ITEMS:
30a. SIGNATURE OF OFFEROR/CONTRACTOR	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
/s/ Arnon Tuval	/s/ Brian Thomas

30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT) Arnon Tuval VP Operations	30c. DATE SIGNED 3/12/14	31b. NAME OF CONTRACTING OFFICER (TYPE OR PRINT) Brian Thomas V2012L3-0563	31c. DATE SIGNED 3/12/2014

AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV. 2/2012) Prescribed by GSA - FAR (46 CFR) 53.212

Table of Contents

SECTION A	1

A.1 SF 1449 SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS	1

SECTION B - CONTINUATION OF SF 1449 BLOCKS	3

B.l PRICE/COST SCHEDULE	3
B.2 ADMINISTRATIVE DATA	4
B.3 CONTRACT ADMINISTRATION DATA	5
B.4 AUTHORITY	6
B.5 DESCRIPTION OF AGREEMENT	6
B.6 PRICING	6
B.7 PREVAILING TERMS AND CONDITIONS	7
B.8 TERM OF BPA	7
B.9 EXTENT OF OBLIGATIONS	7
B.10 PURCHASE LIMITATION	7
B.11 INDIVIDUALS AUTHORIZED TO PURCHASE UNDER BPA	7
B.12 BILLING AND INVOICES	7
B.13 VA POC RESPONSIBILITIES	8
B. l4 CONTRACTOR RESPONSIBILITIES	9
B. l5 SECURITY REQUIREMENTS	9
B. l6 TECHNICAL QUALIFICATIONS AND REQUIREMENTS	9
B. l7 PROHIBITION OF ADVERTISING OF AWARD	10
B. l8 TAX EXEMPT	11

SECTION C - CONTRACT CLAUSES	12

C.l 52.246-17 WARRANTY OF SUPPLIES OF A NONCOMPLEX NATURE (JUNE 2003)	12
C.2 52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)	14
C.3 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)	14
C.4 52.237-3 CONTINUITY OF SERVICES (JAN 1991)	14
C.5 VAAR 852.203-70 COMMERCIAL ADVERTISING (JAN 2008)	15
C.6 VAAR 852.211-70 SERVICE DATA MANUALS (NOV 1984)	15
C.7 VAAR 852.211-73 BRAND NAME OR EQUAL (JAN 2008)	16
C.8 VAAR 852.237-70 CONTRACTOR RESPONSIBILITIES (APR 1984)	17
C.9 VAAR 852.246-70 GUARANTEE (JAN 2008)	17
C.10 VAAR 852.246-71 INSPECTION (JAN 2008)	17
C.11 Notice: Mandatory Electronic Invoicing	18

SECTION B - CONTINUATION OF SF 1449 BLOCKS

B. I price/cost SCHEDULE

BASE YEAR: 4/1/2012 - 3/31/2013

Item Number 0001	1 JB	8%

Percentage discount rate off the Vendor’s complete federal supply schedule catalog.

OPTION YEAR 1: 4/1/2013 - 3/31/2014

Item Number 0001	1 JB	8%

Percentage discount rate off the Vendor’s complete federal supply schedule catalog.

OPTION YEAR 2: 4/1/2014 - 3/31/2015

Item Number 0001	1 JB	8%

Percentage discount rate off the Vendor’s complete federal supply schedule catalog.

OPTION YEAR 3: 4/1/2015 - 3/31/2016

Item Number 0001	1 JB	8%

Percentage discount rate off the Vendor’s complete federal supply schedule catalog.

OPTION YEAR 4: 4/1/2016 - 3/31/2017

Item Number 0001	1 JB	8%

Percentage discount rate off the Vendor’s complete federal supply schedule catalog.

GRAND TOTAL	8%	Mean Discount Rate for Base + 4 Option Years

3

Pursuant to General Services Administration (GSA) Federal Supply Schedule (FSS) contract number(s) V797D-30190 (“Contract(s)”), a Blanket Purchase Agreement (BPA) is hereby established between Itamar-Medical Inc. and the Network Contracting Office(NCO) 20 VA Healthcare Network under the terms and conditions of the above stated contract(s) and the following terms and conditions incorporated in this BPA:

B.2 ADMINISTRATIVE DATA

1. Primary Point of Contact:	Arnon Tuval

VP of Operations, HR, & Contract Compliance

Itamar Medical Inc.

842 Upper Union Street, #2

Franklin, MA 02038

tarnon@itamar-medical.com

Ph# 508-808-0597

2. Alternate Point of Contact:

Christopher Hallett

VP of Sales

Itamar Medical Inc.

842 Upper Union Street, #2

Franklin, MA 02038

hchris@itamar-medical.com

DUNS Number: 531857076

TIN: 51-04060927

4

B.3 CONTRACT ADMINISTRATION DATA

1. Contract Administration: All contract administration matters shall be handled by the following individuals:

a. CONTRACTOR: Itamar Medical Inc.

b. GOVERNMENT: Contracting Officer 00260

Department of Veterans Affairs

Contracting & Purchasing (90C)

8524 N. Wall St

Spokane WA 99208

2. CONTRACTOR REMITTANCE ADDRESS: All payments by the Government to the contractor shall be made in accordance with:

☒ 52.232-34, Payment by Electronic Funds Transfer -Other than Central Contractor Registration, or

☐ 52.232-36, Payment by Third Party

3. INVOICES: Invoices shall be submitted in arrears:

a. Quarterly	☐

b. Semi-Annually	☐

c. Other	[Upon Receipt and Acceptance]

5

B.4 AUTHORITY

1.	This BPA is entered into pursuant to the terms of the BPA holder’s FSS contract, FAR 13.303 and FAR 8.404.

B.5 DESCRIPTION OF AGREEMENT

1.	The contractor agrees to the following terms of a blanket purchase agreement (BPA) exclusively with the Department of Veterans Affairs, VA NW Health Network (NCO20).

2.	Under this agreement, the BPA holder shall provide Portable Sleep Monitoring Devices worn on the wrist and finger probe consumables associated with such devices to include service and maintenance.

3.	The BPA will provide a single Item Number for a percentage discount rate off the Vendor’s complete Federal Supply Schedule (FSS) catalog. Any items associated with the sleep study devices to include consumables and maintenance of said items shall be available on schedule throughout the life of the BPA. The complete current FSS schedule catalog shall be provided to the Contracting Officer (CO) and attached to the executed BPA. As new items are added or deleted from the FSS contract the contractor shall provide an updated pricing list to the Contracting Officer within 14 days of any modifications.

4.	The supplies and/or services shall be ordered by an authorized Contracting Officer during the specified period stated in the paragraph titled “Term of BPA”. This BPA is for support to NCO20 VA Healthcare Network (including geographically separated units and operating locations) only.

B.6 PRICING

1.	The GSA Schedule pricing has been determined fair and reasonable by the GSA according to FAR 8.404(d). The prices (loaded labor rates) included on the BPA list (or applicable “discounted” rates submitted in a proposal response to an RFQ resulting in award) that are in effect on the effective date of an order shall govern that order’s basic performance period. The BPA holder shall update the BPA price list within 24 hours of a change in their Schedule prices to insure that the BPA pricing remains current.

2.	The BPA holder can voluntarily reduce offered prices or increase the discount rate at any time by giving 24-hour advance notice (by facsimile or electronic-mail) to the NCO20 VA Healthcare Network/Contracting Officer. When in effect, the new price list will be posted on the BPA holder’s Internet site and made immediately available to all authorized potential BPA users.

3.	In no event will the prices under this BPA exceed those on the applicable GSA schedule. Any order already issued shall not be affected by any change to FSS pricing. The prices offered under this BPA will undergo annual review by the NCO20 Contracting Officer.

6

B.7 PREVAILING TERMS AND CONDITIONS

1.	All orders placed against this BPA are subject to the terms and conditions of the GSA FSS Contract and all clauses and provisions in full text or incorporated by reference herein:

B.8 TERM OF BPA

1.	This BPA consists of a Base Year and Four(4) Option years for a total of 5 years from date of award. The BPA holder is required to immediately notify, in writing, the NCO20 VA Healthcare Network Contracting Activity/Contracting Officer if at any time prior to expiration date, the GSA FSS Contract, upon which this BPA is based, is no longer in force. This BPA is not a contract. If the BPA holder fails to perform in a manner satisfactory to the NCO20 VA Healthcare Network Contracting Activity Contracting Officer, this BPA may be canceled with 30 days written notice to the BPA holder by the NCO20 VA Healthcare Network Contracting Activity Contracting Officer.

B.9 EXTENT OF OBLIGATIONS

1.	This BPA does not obligate any funds. Funds will be obligated as individual orders are requested.

2.	The Government is obligated only to the extent of authorized orders actually issued under the BPA by the Contracting Officer.

3.	Supply orders issued under this agreement shall be Firm Fixed Price. Service orders issued under this agreement shall be priced either at hourly rates, or at a fixed price for performance of a specific task.

B.10 PURCHASE LIMITATION

1.	Purchase Limitations for each individual obligation number shall not exceed $150,000.00.

B.11 INDIVIDUALS AUTHORIZED TO PURCHASE UNDER BPA

1.	Government Contracting Officers representing NETWORK CONTRACTING OFFICE (NCO) 20 VA Healthcare Network are the only users authorized to place orders under this BPA. Any authorized user shall only be allowed to issue an order under this BPA if funds are certified and the BPA awarding office’s Deliver Order or Task Order number is assigned. BPA holders shall not accept or perform any purported order that does not contain a Delivery Order or Task Order number.

B.12 BILLING AND INVOICES

1.	Orders will be placed against this BPA via SF 1449’s sent by e-mail to vendor.

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2.	Unless otherwise agreed to, all call orders under this BPA must include, at a minimum, the following information:

(a)	Name of Contractor;

(b)	BPA Number;

(c)	Task Order/Delivery Order Number;

(d)	Obligation Number;

(e)	Date of Purchase;

(f)	Quantity, Unit Price, and Extension of Each Item;

(g)	Description of Services (tasks and deliverables if applicable); and

(h)	Period of Performance (if applicable)

(i)	Date of Delivery (if applicable)

3.	The requirements of a proper invoice will be specified in the 1449 of each order. Invoices will be submitted to the address specified within the task order/delivery order issued against this BPA on the SF1449. In the event of an inconsistency between the provisions of this BPA and the contractor’s invoice, the provisions of this BPA will take precedence.

4.	Inspection and acceptance shall be accomplished as follows for all supplies and services furnished under any resulting order hereby designate a Point of Contact (POC) in the program office as the point of final inspection and acceptance. The BPA holder will submit each invoice to the address in block 18a on page 1, of the SF1449. If the invoice is incomplete or inaccurate, the invoice will not be processed.

5.	An itemized invoice shall be submitted to the CO at least monthly or upon expiration of this BPA, whichever occurs first, for all deliveries made during a billing period and for which payment has not been received. Copies of delivery tickets shall support these invoices. “Approved-for-payment” invoices will be submitted to the payment address specified on each individual order issued under this BPA.

6.	Ensure each invoice contains the obligation number associated with each order. The obligation number is different than the order number.

7.	Each invoice shall list FSS price and discount price for each line item on call order.

B.13 VA POC RESPONSIBILITIES

1.	The CO may designate a Point of Contact (POC) for each delivery order to act as the Project Manager (PM).

a.	Providing the Vendor with an identifiable need and requesting the Vendor produce a detailed quote for supplies and/or services.

b.	Coordination with facility departments.

8

c.	Ensuring a purchase request is sent to contracting

d.	Ensuring the quote and all pertinent documentation are provided to the CO.

e.	Delivery, Inspection and Acceptance.

f.	Ensuring any invoices that require certification are processed, approved and certified for payment.

B.14 CONTRACTOR RESPONSIBILITIES

1.	The contractor shall perform when requested by the POC, to establish detailed quotes for specified requirements that fit within this BPA of supplies and services to be placed against the BPA.

a.	Contractor shall provide detailed quotes to the POC itemizing all services and supplies being requested for specified dates.

b.	All costs shall be annotated on the quote. Once the order is processed by the Contracting Officer, no additional costs may be added for said services and supplies without Contracting Officer approval.

c.	Contractor shall deliver services and supplies as specified in the Contracting Officer signed order.

B.15 SECURITY REQUIREMENTS

1.	The preliminary and final deliverables, and all associated working papers, application source code, and other material deemed relevant by VA which have been generated by the contractor in the performance of this award and any subsequent orders, are the exclusive property of the U.S. Government and shall be submitted to the CO at the conclusion of the task order.

2.	The CO shall be the sole authorized official to release, verbally or in writing, any data, draft deliverables, final deliverables, or any other written or printed materials pertaining to this award and any subsequent orders. No information shall be released by the contractor. Any request for information relating to this task order, presented to the contractor, shall be submitted to the CO for response.

3.	Press releases, marketing material, or any other printed or electronic documentation related to this project, shall not be publicized without the written approval of the CO.

B.16 TECHNICAL QUALIFICATIONS AND REQUIREMENTS

1.	Vendors FSS contract shall contain items that meet the following characteristics to qualify for BPA.

A)	Portable (wrist-watch) sleep diagnostic device.

Model: WatchPAT200.

MFR: Itamar

Product Number: AC2110307

i.	The Sleep Study Devices shall provide the following information:

RDI and AHI

9

-ODI (Oxygen level)

-Heart Rate

-Body Position

-Snoring Intensity (dB)

-Real Sleep Time

-Sleep Stages and Architecture (wake/light/deep)

-REM/nonREM Sleep

-Sleep Fragmentation

ii.	The sleep device shall also measure 6 channels:

-PAT (Peripheral Arterial Tone)

-Oximetry

-Actigraphy

-Heart Rate

-Body Position

-Snoring

iii.	The sleep monitoring device must be able to be worn around wrist and be compatible with finger probes.

iv.	Device shall meet AASM standard.

B.17 PROHIBITION OF ADVERTISING OF AWARD

1.	The contractor shall not refer to this award in commercial advertising, or similar promotions in such a manner as to state or to imply that the product or services provided is endorsed, preferred, or is considered superior to other products or services by the Department of Veterans Affairs. This includes advertising, or similar promotions, in all forms or electronic, broadcast, and print media.

2.	In addition, the contractor is restricted from reproducing the image(s) of the VA in any form of commercial advertising, or similar promotion. This includes images of official seals and buildings. Any proposed usage of such symbols must be brought to the attention of the Contracting Officer (CO).

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B.18 TAX EXEMPT

1.	The Department of Veterans Affairs, as a Federal Government Agency, is tax exempt in accordance with the following tax-exempt clauses:

52.228-1       State and Local Taxes (Apr 1994)

52.229-4       Federal, State & Local Taxes (Jan 1991)

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SECTION C - CONTRACT CLAUSES

C.1 52.246-17 WARRANTY OF SUPPLIES OF A NONCOMPLEX NATURE (JUNE 2003)

(a)	Definitions. As used in this clause—

“Acceptance” means the act of an authorized representative of the Government by which the Government assumes for itself, or as an agent of another, ownership of existing supplies, or approves specific services as partial or complete performance of the contract.

“Supplies” means the end items furnished by the Contractor and related services required under this contract. The word does not include “data.”

(b)	Contractor’s obligations.

(1)       Notwithstanding inspection and acceptance by the Government of supplies furnished under this contract, or any condition of this contract concerning the conclusiveness thereof, the Contractor warrants that for —

(i)       All supplies furnished under this contract will be free from defects in material or workmanship and will conform with all requirements of this contract; and

(ii)       The preservation, packaging, packing, and marking, and the preparation for, and method of, shipment of such supplies will conform with the requirements of this contract.

(2)       When return, correction, or replacement is required, transportation charges and responsibility for the supplies while in transit shall be borne by the Contractor. However, the Contractor’s liability for the transportation charges shall not exceed an amount equal to the cost of transportation by the usual commercial method of shipment between the place of delivery specified in this contract and the Contractor’s plant, and return.

(3)       Any supplies or parts thereof, corrected or furnished in replacement under this clause, shall also be subject to the terms of this clause to the same extent as supplies initially delivered. The warranty, with respect to supplies or parts thereof, shall be equal in duration to that in paragraph (b)(1) of this clause and shall run from the date of delivery of the corrected or replaced supplies.

(4)       All implied warranties of merchantability and “fitness for a particular purpose” are excluded from any obligation contained in this contract.

(c)       Remedies available to the Government.

(1)       The Contracting Officer shall give written notice to the Contractor of any breach of warranties in paragraph (b)(1) of this clause within.

(2)       Within a reasonable time after the notice, the Contracting Officer may either—

(i)       Require, by written notice, the prompt correction or replacement of any supplies or parts thereof (including preservation, packaging, packing, and marking) that do not conform with the requirements of this contract within the meaning of paragraph (b)(1) of this clause; or

(ii)       Retain such supplies and reduce the contract price by an amount equitable under the circumstances.

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(3)(i) If the contract provides for inspection of supplies by sampling procedures, conformance of supplies or components subject to warranty action shall be determined by the applicable sampling procedures in the contract. The Contracting Officer—

(A) May, for sampling purposes, group any supplies delivered under this contract;

(B) Shall require the size of the sample to be that required by sampling procedures specified in the contract for the quantity of supplies on which warranty action is proposed;

(C) May project warranty sampling results over supplies in the same shipment or other supplies contained in other shipments even though all of such supplies are not present at the point of reinspection; provided, that the supplies remaining are reasonably representative of the quantity on which warranty action is proposed; and

(D) Need not use the same lot size as on original inspection or reconstitute the original inspection lots.

(ii) Within a reasonable time after notice of any breach of the warranties specified in paragraph (b)(1) of this clause, the Contracting Officer may exercise one or more of the following options:

(A) Require an equitable adjustment in the contract price for any group of supplies.

(B) Screen the supplies grouped for warranty action under this clause at the Contractor’s expense and return all nonconforming supplies to the Contractor for correction or replacement.

(C) Require the Contractor to screen the supplies at locations designated by the Government within the contiguous United States and to correct or replace all nonconforming supplies.

(D) Return the supplies grouped for warranty action under this clause to the Contractor (irrespective of the f.o.b. point or the point of acceptance) for screening and correction or replacement.

(4)(i) The Contracting Officer may, by contract or otherwise, correct or replace the nonconforming supplies with similar supplies from another source and charge to the Contractor the cost occasioned to the Government thereby if the Contractor—

(A) Fails to make redelivery of the corrected or replaced supplies within the time established for their return; or

(B) Fails either to accept return of the nonconforming supplies or fails to make progress after their return to correct or replace them so as to endanger performance of the delivery schedule, and in either of these circumstances does not cure such failure within a period of 10 days (or such longer period as the Contracting Officer may authorize in writing) after receipt of notice from the Contracting Officer specifying such failure.

(ii) Instead of correction or replacement by the Government, the Contracting Officer may require an equitable adjustment of the contract price. In addition, if the Contractor fails to furnish timely disposition instructions, the Contracting Officer may dispose of the nonconforming supplies for the Contractor’s account in a reasonable manner. The Government is entitled to reimbursement from the Contractor, or from the proceeds of such disposal, for the reasonable expenses of the care and disposition of the nonconforming supplies, as well as for excess costs incurred or to be incurred.

(5) The rights and remedies of the Government provided in this clause are in addition to and do not limit any rights afforded to the Government by any other clause of this contract.

(End of Clause)

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C.2 52.2l7-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 15 days.

(End of Clause)

C.3 52.217-9 OPTION TO EXTEND OF THE CONTRACT (MAR. 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 15 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.

(End of Clause)

C.4 52.237-3 CONTINUITY OF SERVICES (JAN 1991)

(a) The Contractor recognizes that the services under this contract are vital to the Government and must be continued without interruption and that, upon contract expiration, a successor, either the Government or another contractor, may continue them. The Contractor agrees to (1) furnish phase-in training and (2) exercise its best efforts and cooperation to effect an orderly and efficient transition to a successor.

(b) The Contractor shall, upon the Contracting Officer’s written notice, (1) furnish phase-in, phase-out services for up to 90 days after this contract expires and (2) negotiate in good faith a plan with a successor to determine the nature and extent of phase-in, phase-out services required. The plan shall specify a training program and a date for transferring responsibilities for each division of work described in the plan, and shall be subject to the Contracting Officer’s approval. The Contractor shall provide sufficient experienced personnel during the phase-in, phase-out period to ensure that the services called for by this contract are maintained at the required level of proficiency.

(c) The Contractor shall allow as many personnel as practicable to remain on the job to help the successor maintain the continuity and consistency of the services required by this contract. The Contractor also shall disclose necessary personnel records and allow the successor to conduct on-site interviews with these employees. If selected employees are agreeable to the change, the Contractor shall release them at a mutually agreeable date and negotiate transfer of their earned fringe benefits to the successor.

(d) The Contractor shall be reimbursed for all reasonable phase-in, phase-out costs (i.e., costs incurred within the agreed period after contract expiration that result from phase-in, phase-out operations) and a fee (profit) not to exceed a pro rata portion of the fee (profit) under this contract.

(End of Clause)

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C.5 VAAR 852.203-70 COMMERCIAL ADVERTISING (JAN 2008)

The bidder or offeror agrees that if a contract is awarded to him/her, as a result of this solicitation, he/she will not advertise the award of the contract in his/her commercial advertising in such a manner as to state or imply that the Department of Veterans Affairs endorses a product, project or commercial line of endeavor.

(End of Clause)

C.6 VAAR 852.211-70 SERVICE DATA MANUALS (NOV l984)

(a) The successful bidder will supply operation/maintenance (service data) manuals with each piece of equipment in the quantity specified in the solicitation and resulting purchase order. As a minimum, the manual(s) shall be bound and equivalent to the manual(s) provided the manufacturer’s designated field service representative as well as comply with all the requirements in paragraphs (b) through (i) of this clause. Sections, headings and section sequence identified in (b) through (i) of this clause are typical and may vary between manufacturers. Variances in the sections, headings and section sequence, however, do not relieve the manufacturer of his/her responsibility in supplying the technical data called for therein.

(b) Title Page and Front Matter. The title page shall include the equipment nomenclature, model number, effective date of the manual and the manufacturer’s name and address. If the manual applies to a particular version of the equipment only, the title page shall also list that equipment’s serial number. Front matter shall consist of the Table of Contents, List of Tables, List of Illustrations and a frontispiece (photograph or line drawing) depicting the equipment.

(c) Section 1, General Description. This section shall provide a generalized description of the equipment or devices and shall describe its purpose or intended use. Included in this section will be a table listing all pertinent equipment specifications, power requirements, environmental limitations and physical dimensions.

(d) Section II, Installation. Section II shall provide pertinent installation information. It shall list all input and output connectors using applicable reference designators and functional names as they appear on the equipment. Included in this listing will be a brief description of the function of each connector along with the connector type. Instructions shall be provided as to the recommended method of repacking the equipment for shipment (packing material, labeling, etc.).

(e) Section III, Operation. Section III will fully describe the operation of the equipment and shall include a listing of each control with a brief description of its function and step-by-step procedures for each operating mode. Procedures will use the control(s) nomenclature as it appears on the equipment and will be keyed to one or more illustrations of the equipment. Operating procedures will include any preoperational checks, calibration adjustments and operation tests. Notes, cautions and warnings shall be set off from the text body so they may easily be recognizable and will draw the attention of the reader. Illustrations should be used wherever possible depicting equipment connections for test, calibration, patient monitoring and measurements. For large, complex and/or highly versatile equipment capable of many operating modes and in other instances where the Operation Section is quite large, operational information may be bound separately in the form of an Operators Manual. The providing of a separate Operators manual does not relieve the supplier of his responsibility for providing the minimum acceptable maintenance data specified herein. When applicable, flow charts and narrative descriptions of software shall be provided. If programming is either built-in and/or user modifiable, a complete software listing shall be supplied. Equipment items with software packages shall also include diagnostic routines and sample outputs. Submission information shall be given in the Maintenance Section to identify equipment malfunctions that are software related.

(f) Section IV, Principles of Operation. This section shall describe in narrative form the principles of operation of the equipment. Circuitry shall be discussed in sufficient detail to be understood by technicians and engineers who possess a working knowledge of electronics and a general familiarity with the overall application of the devices. The circuit descriptions should start at the overall equipment level and proceed to more detailed circuit descriptions. The overall description shall be keyed to a functional block diagram of the equipment. Circuit descriptions shall be keyed to schematic diagrams discussed in paragraph (i) below. It is recommended that for complex or special circuits, simplified schematics should be included in this section.

15

(g) Section V, Maintenance. The maintenance section shall contain a list of recommended test equipment, special tools, preventive maintenance instructions and corrective information. The list of test equipment shall be that recommended by the manufacturer and shall be designated by manufacturer and model number. Special tools are those items not commercially available or those that are designed specifically for the equipment being supplied. Sufficient data will be provided to enable their purchase by the Department of Veterans Affairs. Preventive maintenance instructions shall consist of those recommended by the manufacturer to preclude unnecessary failures. Procedures and the recommended frequency of performance shall be included for visual inspection, cleaning, lubricating, mechanical adjustments and circuit calibration. Corrective maintenance shall consist of the data necessary to troubleshoot and rectify a problem and shall include procedures for realigning and testing the equipment. Troubleshooting shall include either a list of test points with the applicable voltage levels or waveforms that would be present under a certain prescribed set of conditions, a troubleshooting chart listing the symptom, probable cause and remedy, or a narrative containing sufficient data to enable a test technician or electronics engineer to determine and locate the probable cause of malfunction. Data shall also be provided describing the preferred method of repairing or replacing discrete components mounted on printed circuit boards or located in areas where special steps must be followed to disassemble the equipment. Procedures shall be included to realign and test the equipment at the completion of repairs and to restore it to its original operating condition. These procedures shall be supported by the necessary waveforms and voltage levels, and data for selecting matched components. Diagrams, either photographic or line, shall show the location of printed circuit board mounted components.

(h) Section VI, Replacement Parts List. The replacement parts list shall list, in alphanumeric order, all electrical/electronic, mechanical and pneumatic components, their description, value and tolerance, true manufacturer and manufacturers’ part number.

(i) Section VII, Drawings. Wiring and schematic diagrams shall be included. The drawings will depict the circuitry using standard symbols and shall include the reference designations and component values or type designators. Drawings shall be clear and legible and shall not be engineering or productions sketches.

(End of Clause)

C.7 VAR 852.211-73 BRAND NAME OR EQUAL (JAN 2008)

(Note: as used in this clause, the term “brand name” includes identification of products by make and model.)

(a) If items called for by this invitation for bids have been identified in the schedule by a “brand name or equal” description, such identification is intended to be descriptive, but not restrictive, and is to indicate the quality and characteristics of products that will be satisfactory. Bids offering “equal” products (including products of the brand name manufacturer other than the one described by brand name) will be considered for award if such products are clearly identified in the bids and are determined by the Government to meet fully the salient characteristics requirements listed in the invitation.

(b) Unless the bidder clearly indicates in the bid that the bidder is offering an “equal” product, the bid shall be considered as offering a brand name product referenced in the invitation for bids.

(c)(1) If the bidder proposes to furnish an “equal” product, the brand name, if any, of the product to be furnished shall be inserted in the space provided in the invitation for bids, or such product shall be otherwise clearly identified in the bid. The evaluation of bids and the determination as to equality of the product offered shall be the responsibility of the Government and will be based on information furnished by the bidder or identified in his/her bid as well as other information reasonably available to the purchasing activity. CAUTION TO BIDDERS. The purchasing activity is not responsible for locating or securing any information that is not identified in the bid and reasonably available to the purchasing activity. Accordingly, to insure that sufficient information is available, the bidder must furnish as a part of his/her bid all descriptive material (such as cuts, illustrations, drawings or other information) necessary for the purchasing activity to:

(i) Determine whether the product offered meets the salient characteristics requirement of the Invitation for Bids, and

(ii) Establish exactly what the bidder proposes to furnish and what the Government would be binding itself to purchase by making an award. The information furnished may include specific references to information previously furnished or to information otherwise available to the purchasing activity.

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(2) If the bidder proposes to modify a product so as to make it conform to the requirements of the Invitation for Bids, he/she shall:

(i) Include in his/her bid a clear description of such proposed modifications, and

(ii) Clearly mark any descriptive material to show the proposed modifications.

(3) Modifications proposed after bid opening to make a product conform to a brand name product referenced in the Invitation for Bids will not be considered.

(End of Clause)

C.8 VAAR 852.237-70 CONTRACTOR RESPONSIBILITIES (APR. 1984)

The contractor shall obtain all necessary licenses and/or permits required to perform this work. He/she shall take all reasonable precautions necessary to protect persons and property from injury or damage during the performance of this contract. He/she shall be responsible for any injury to himself/herself, his/her employees, as well as for any damage to personal or public property that occurs during the performance of this contract that is caused by his/her employees fault or negligence, and shall maintain personal liability and property damage insurance having coverage for a limit as required by the laws of the State of AK, WA, OR & ID. Further, it is agreed that any negligence of the Government, its officers, agents, servants and employees, shall not be the responsibility of the contractor hereunder with the regard to any claims, loss, damage, injury, and liability resulting there from.

(End of Clause)

C.9 VAAR 852.246-70 GUARANTEE (JAN 2008)

The contractor guarantees the equipment against defective material, workmanship and performance for a period of 12 months, said guarantee to run from date of acceptance of the equipment by the Government. The contractor agrees to furnish, without cost to the Government, replacement of all parts and material that are found to be defective during the guarantee period. Replacement of material and parts will be furnished to the Government at the point of installation, if installation is within the continental United States, or f.o.b. the continental U.S. port to be designated by the contracting officer if installation is outside of the continental United States. Cost of installation of replacement material and parts shall be borne by the contractor.

(End of Clause)

C.10 VAAR 852,246-71 INSPECTION (JAN 2008)

Rejected goods will be held subject to contractors order for not more than 15 days, after which the rejected merchandise will be returned to the contractor’s address at his/her risk and expense. Expenses incident to the examination and testing of materials or supplies that have been rejected will be charged to the contractor’s account.

(End of Clause)

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C.11 Notice: Mandatory Electronic Invoicing

VA published the final rule requiring vendors to submit invoices electronically to the Financial Services Center (FSC) in the November 27, 2012 Federal Register. The rule became effective December 27, 2012. The rule includes a new contract clause to be inserted in all solicitations and contracts by the contracting officer (VAAR 852.232-72). Vendors can comply with the rule by using either of the two methods below:

1.       The FSC uses a third-party contractor, OB10, to transition vendors from paper to electronic invoice submission. For information on OB10 electronic invoicing set-up, vendors should call 877-752-0900, or email USClientServices@ob10.com.

2.       A system that conforms to the X12 electronic data interchange (EDI) format established by the Accredited Standards Center. For FSC e-Invoicing information, please call 877-353-9791 or email vafsccshd@va.gov.

FSC and VA’s Office of Acquisition, Logistics and Construction (OALC) will assist existing commercial vendors in migrating to the electronic process. Until the transition to electronic format is complete, FSC will continue to process paper invoices for commercial vendors.

The FSC’s electronic invoicing system provides a variety of flexible solutions for all vendor types, including small businesses, and does not require any vendor transaction fees. More information on the FSC electronic invoicing process can be found at http://www.fsc.va.gov/einvoice.asp.

-----END-----

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AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	BPA NO	1 CONTRACT ID CODE	PAGE 1	OF PAGES 1

2 AMENDMENT/MODIFICATION NUMBER		3 EFFECTIVE DATE	4 REQUISITION PURCHASE REQ NUMBER	5 PROJECT NUMBER (if applicable)
P00006		08-01-2018
6 ISSUED BY	CODE	003B6B	7 ADMINISTERED BY (If other than Item 6)	CODE	003B6B
Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141			Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141

8 NAME AND ADDRESS OF CONTRACTOR (Number, street, county, State and ZIP Code)		☒	9A AMENDMENT OF SOLICITATION NUMBER
ITAMAR MEDICAL, INC.			9B DATED (SEE ITEM 11)
3290 Cumberland Club Dr Ste 100 Atlanta GA 30339		☒	10A MODIFICATION OF CONTRACT/ORDER NUMBER V797D-30190
10B DATED (SEE ITEM 13)
code 6BU26	FACILITY CODE		06-15-2013

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers          ☐ is extended,  ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning _________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12 ACCOUNTING AND APPROPRIATION DATA (If required)
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A THIS CHANGE ORDER IS ISSUED PURSUANT TO (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO IN ITEM 10A

	B THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43 103(b)	(such as changes in paying office, appropriation date, etc)
☒	C THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF	AS1508 Option to Extend the Terms of Contract (MAR 2005) 52.212-4(c) Changes (JAN 2017)
D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.
14 DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings including solicitation/contract subject matter where feasible)

65IIA - Medical Equipment and Supplies CONTRACT EXTENSION

This bilateral modification is used to exercise the Government's Option to Extend the performance period of the above FSS contract. The contract expiration date is hereby extended to June 14, 2023. The period is now June 15, 2013 through June 14, 2023. No further extensions will be granted. The 10-year estimated contract value has changed from $7,700,000 to $17,500,000; an increase of $9,800,000. The Quantity Discount percentages % have changed from 3%, 5%, and 10% (with varying thresholds) to NONE. Lastly, the Annual Rebate was changed from NONE to 2.5% on all sales made under this contract. The annual rebate percentage shall be applied at the end of each rebate year (July 01 - June 30) and each subsequent year thereafter until contract expiration 6/14/2023.

The contractor is required to update any electronic data systems and publish an approved pricelist supplement.

All other terms and conditions remain unchanged and in full effect.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A as heretofore changed, remains unchanged and in full force and effect

15A NAME AND TITLE OF SIGNER (Type or print) Roy Arieli - Director of Operations		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Monee A. Robinson Contracting Officer
15B CONTRACTOR/OFFEROR	15C DATE SIGNED	16B UNITED STATES OF AMERICA		16C DATE SIGNED
/s/ Roy Arieli	7/27/2018	BY	/s/ Monee A. Robinson	7/27/2018
(Signature of person authorized to sign)		(Signature of Contracting Officer)

Product Addition

Request for Modification Form

VA FSS Commodity Schedules 65 II A, 65 II C, 65 II F, 65 VA, and 65 VII

Instructions

1.	Do not send requests directly to your assigned contract specialist. All contract modifications must be emailed to our central portal at fss.help@va.gov with the following subject line: “RFM — Contract Number — FSS Schedule” (e.g. RFM-V797P/D-5555x-65IIA or RFM-36F79718XXXX-65IIA, the number 18 indicates the fiscal year in our new numbering format). Modification requests that do not include this subject line may be misdirected, resulting in a delay in the review process.

2.	Unless otherwise directed, we do NOT accept hard copies of RFMs. If the electronic file is 5mb or larger, please submit the RFM package on CD to our mailing address at: VA National Acquisition Center, FSS, PO Box 76, Bldg. 37, 1st Ave. North of Cermak Road, Hines, IL 60141.

3.	Please carefully review this document and submit all required information, giving attention to notes regarding the applicability of some sections of the document. If all required material is not received, your Contracting Officer may return your package with no additional action.

4.	The texts of the clauses referenced within this document are found in Document 04 - Vendor Response Document in each schedule solicitation.

5.	Retain a copy of this RFM for your records.

This form is available online: FSS Modification Forms.

Additional information on submitting a Request for Modification package is available online: FSS RFM Process.

Revised April 2016	Product Additions – Commodities	Page 1

Contractor Information

Contractor Name	Itamar Medical, Inc.
Contract No.	V797D-30190
RFM Point of Contact	Roy Arieli
Phone	888-748-2627 ext. 219
Email	ARoy@itamar-medical.com
Date Submitted to FSS	9/26/2018

Schedule Program

Select the Schedule under which you are requesting to add products.

☒ 65 II A Medical Equipment & Supplies	☐ 65 II C Dental Equipment & Supplies
☐ 65 II F Patient Mobility Devices	☐ 65 VA X-Ray Equipment & Supplies
☐ 65 VII Invitro Diagnostics, Reagents, Test Kits, and Test Sets

Special Item Numbers (SINs)

All Proposed SINs: Identify the SINs under which the proposed products are classified.

A-50H

New SINs: List each new, proposed SIN where the proposed products fall under a SIN category not already awarded under your FSS contract.

Manufacturer/Dealer/Distributor/Reseller Designation

Check all that apply. If your proposed products include products for which you are the manufacturer as well as products for which you are a dealer/distributor/reseller, then check both designations below.

☒	My firm is the manufacturer of the proposed products.

☐	My firm is a dealer/distributor of the proposed products.

☐	My firm is a reseller of the proposed products.

I-FSS-644 Dealers and Suppliers (Oct 1988)

Complete this section only if you are designating (in the above section) that your company is a non-manufacturer for any of the products proposed under this product addition request.

☐	An authorized Letter of Supply for each manufacturer is included with this RFM.

Note: An authorized Letter of Supply must contain the required components stated in the solicitation. Please consult the required components list and the sample letter of supply/commitment contained in Document 04 – Vendor Response Document and on our website at FSS Compliance.

Revised April 2016	Product Additions – Commodities	Page 2

Utilization of Dealers/Distributors by Manufacturers

☐	My firm will not be marketing the offered products through dealers/distributors/specialty distributors.

☒	My firm will be marketing the offered products through dealers/distributors/specialty distributors, and I have attached the names, addresses, points of contact and any relevant forms (i.e. ordering forms, prescription referral forms, etc.) for review and approval under this request.

Product Information

Terms and Conditions

Other than those terms specifically identified below, the contractor is required to identify any terms for the proposed items that may differ from the terms already awarded under the current FSS contract. This includes such terms as warranty, return goods policy, minimum order, quantity discount, etc. Provide attachments as necessary.

For the new proposed item called the WatchPat 200 trade-in, Itamar will accept a Government Agency trading in any sleep testing device of any other company.

52.215-6 Place of Performance

As applicable, please complete the table below with information regarding each place of performance for product manufacturing, component material manufacturing, and the sterilization location. Add additional rows or provide an attachment, as necessary.

Name And Address Of Place Of Performance (Street Address, City, State, County, Zip Code)	Name And Address Of Owner And Operator Of The Plant Or Facility If Other Than Offeror Or Respondent
Itamar Medical Ltd.
9 Halamish Street,
PO Box 3579
Caerarea, 3088900 Israel

C-FSS-427 ANSI Standards

NOTE: This section is ONLY to be completed by schedule 65 II F. Information on ANSI standards may be obtained from the American National Standards Institute, Inc., 11 West 42nd Street, 13th Floor, New York, NY 10036 (Tel: (212) 642-4900).

☐	I represent that all products offered under this modification request meet the requirements set forth in the ANSI/RESNA Standards, as applicable.

Revised April 2016	Product Additions – Commodities	Page 3

552.211-78 Commercial Delivery Schedule (Multiple Award Schedule)

Answer the below questions relative to the products offered under this request. See the full text of this clause in the solicitation for information on the Government’s stated delivery time.

Standard delivery ☒ is /  ☐ is not the same as initial contract award.

Expedited Delivery ☒ is /  ☐ is not the same as initial contract award.&

If delivery terms for the proposed products are different than the initial contract award, complete the table below. Add additional rows or provide an attachment, as necessary.

	Standard	Expedited
Item or SIN Category
Commercial Delivery Terms (days)
Proposed Delivery Time to the Government (days)

52.223-3 Hazardous Material Identification and Material Safety Data

NOTE: This section is does NOT apply to schedule 65IIF. List any hazardous material to be delivered under this contract modification. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. Add additional rows or provide an attachment, as necessary.

☒	Products contain no hazardous materials

☐	Products contain hazardous materials identified below, and I am providing a copy of each Material Safety Data Sheet.

Material	Identification Number

C-FSS-411 Fire or Casualty Hazards, or Safety or Health Requirements

NOTE: This section is does NOT apply to schedule 65 VII. Identify in the spaces below whether any products offered involve fire or casualty hazards or safety or health requirements and if so, identify which standard(s) applies Add additional rows or provide an attachment, as necessary.

☒	There are no nationally recognized safety standards applicable to any of the offered products.

☐	There are nationally recognized safety standards applicable to offered products as follows:

Product	Standard

Revised April 2016	Product Additions – Commodities	Page 4

Commercial Sales Practice Format

Provide the following information for each proposed SIN (or group of SINs or SubSIN for which the information is the same). Add additional rows or provide an attachment, as necessary.

Notes: The Contracting Officer may request additional information, such as commercial sales practices, copies of invoices, line item sales, etc., for verification of pricing, sales, and other data related to the proposed supplies or services in order to determine the reasonableness of price(s).

Sales to a Government prime vendor that are ultimately shipped to a Federal Government activity qualify as FSS sales, not commercial sales; therefore, these sales will not be considered for the purposes of determining significant commercial sales. DAPA sales are only excluded from FSS sales when filing the quarterly Report of Sales and remitting IFF.

For the purposes of this document, the terms “commercial” and “general public” are synonymous and refer to any non-federal government entity.

(1)	Commercial Sales Note: This section is to be completed for all product additions.

☐	My firm has previous commercial sales for offered products.

☐	My firm does not have previous commercial sales for offered products.

SIN (List each SIN)	Sales to General Public: Provide the dollar value of sales of the offered product(s) to the general public at or based on an established catalog or market price during the previous 12-month period, or your firm’s last fiscal year. In the event that a dollar value is not an appropriate measure of the sales, provide and describe your own
measure of the sales of the item(s) (e.g. sales in terms of units sold).	Time Frame State beginning and ending of the 12 month period (e.g. 1/1/15 – 12/31/15).

(2)	Government Sales Note: This section is to be completed for all product additions.
☐	My firm has previous sales to the Federal government for offered products.
☐	My firm does not have previous sales to the Federal government for offered products.

SIN (List each SIN)	Sales to Federal Government: Provide the dollar value of projected annual sales of the offered product(s) to the Government under this modification request. If you currently hold a Federal Supply Schedule contract for the offered SIN, then the total projected annual sales
should be based on your most recent 12-month of contract sales.	Time Frame State beginning and ending of the 12 month period (e.g. 1/1/15 – 12/31/15).

Revised April 2016	Product Additions – Commodities	Page 5

How was this government sales estimate calculated? Based on your firm’s sales to the Federal marketplace (on contract or open market)? Based on a percentage of your commercial sales? Please provide specific rationale in your response (e.g. “Based on 2% of commercial sales of $5 million” or “Based on actual, open market Federal Government sales”).

(3)	Based on your written discounting policies (standard commercial sales practices in the event you do not have written discounting policies), are the discounts and any concessions which you offer the Government equal to or better than your best price (discount and concessions in any combination) offered to any customer acquiring the same items regardless of quantity or terms and conditions?

YES ☒   NO ☐

NOTE: If you answer NO to this question, on an attachment provide an explanation of why the net prices, terms and conditions offered to the Government are not equal to or better than those offered to any customer acquiring the same products. Please provide copies of your current commercial agreements or extract of your salient terms and conditions if not offering MFC pricing to the Government.

(4)	(a)	Based on your written discounting policies (standard commercial sales practices in the event you do not have written discounting policies), provide information as requested for each SIN (or group of SINs for which the information is the same) in accordance with the instructions at Figure 515.4-2, provided in solicitation Document 05 – Commercial Sales Practice Format. The information should be provided in the chart below or in an equivalent format developed by the offeror. Rows should be added to accommodate as many customers as required.

Column 1—	Column 2—	Column 3—	Column 4—	Column 5—
Customer	Discount	Quantity/Volume	FOB Term	Concessions

NOTE: The above chart (Figure 515.4-2) must be completed in the Excel spreadsheet developed for this Request for Modification Form.

(b)	Do any deviations from your written policies or standard commercial sales practices disclosed in the above chart ever result in better discounts (lower prices) or concessions than indicated?

YES ☐ NO ☒. If YES, explain deviations in accordance with the instructions at Figure 515.4-2, provided in solicitation Document 05 – Commercial Sales Practice Format.

NOTE: If you answer YES to this question, on an attachment provide an explanation of the circumstances under which you deviate from your written policies or standard commercial sales practices disclosed in the chart on the Commercial Sales Practices Format and explain how often they occur. Your explanation should include a discussion of situations that lead to deviations from standard practice, an explanation of how often they occur, and the controls you employ to assure the integrity of your pricing. Examples of typical deviations may include, but are not limited to, one time goodwill discounts to charity organizations or to compensate an otherwise disgruntled customer; a limited sale of obsolete or damaged goods; the sale of sample goods to a new customer; or the sales of prototype goods for testing purposes.

(5)	If you are a dealer/reseller without significant sales to the general public, you should provide manufacturers’ information required by paragraphs (1) through (4) above for each item/SIN offered, if the manufacturer’s sales under any resulting contract are expected to exceed $500,000. You must also obtain written authorization from the manufacturer(s) for Government access, at any time before award or before agreeing to a modification, to the manufacturer’s sales records for the purpose of verifying the information submitted by the manufacturer. The information is required in order to enable the Government to make a determination that the offered price is fair and reasonable. To expedite the review and processing of offers, you should advise the manufacturer(s) of this requirement. The contracting officer may require the information be submitted on electronic media with commercially available spreadsheet(s). The information may be provided by the manufacturer directly to the Government. If the manufacturer's item(s) is being offered by multiple dealers/resellers, only one copy of the requested information should be submitted to the Government. In addition, you must submit the following information along with a listing of contact information regarding each of the manufacturers whose products and/or services are included in the offer (include the manufacturer's name, address, the manufacturer's contact point, telephone number, and FAX number) for each model offered by SIN:

Revised April 2016	Product Additions – Commodities	Page 6

(a)	Manufacturer's Name
(b)	Manufacturer's Part Number
(c)	Dealer's/Reseller's Part Number
(d)	Product Description
(e)	Manufacturer's List Price
(f)	Dealer's/Reseller's percentage discount from List Price or net prices

NOTE: Section (5) is to be completed by dealers/resellers for product additions when both of the following apply:

(1) The contractor does not have “significant sales” to the general public for the offered items, AND

(2) The total value of the manufacturer’s sales by the contractor for the proposed products is expected to exceed $500,000 for the remainder of the contract term. This information should be provided in the Dealer/Reseller tab on the proposed pricing spreadsheet included within this modification package.

Commercial Pricelist:

☒

I have included a copy of the commercial pricelist upon which the proposed pricing discount to the Government is predicated. The title and effective date of the pricelist is as follows:

Commercial Modifications Price List 8.28.2018

☐	I have included a verbatim extract of the commercial pricelist upon which the proposed pricing discount to the Government is predicated. The title and effective date of the pricelist is as follows:

Tracking Customer (TC)

Note: Your spreadsheet must contain line item specific Tracking Customer names.

☐	The currently awarded tracking customer/category of customers under this contract applies to the products offered under this modification request. The tracking customer/category of customers is

☒	The proposed tracking customer/category of customers for the products offered under this request for modification is/are different than that awarded under the current contract. The proposed tracking customer/category of customers is/are Kaiser Permanente

The rationale for the above-listed tracking customer(s) is as follows (Provide attachments as necessary):

Sales of these products to Kaiser are the most similar in terms of quantities ordered.

Revised April 2016	Product Additions – Commodities	Page 7

RFM Verification

☒	I verify that all of the information supplied in this request is current, accurate, and complete.
☒	I verify that the products offered are not replacements for previously deleted products with a lower cost.
☒	I verify that each end product offered is manufactured in the United States or other designated country. View a complete listing of designated countries online at: Trade Agreements Acts (TAA). Offered products that are end products of ountries other than cthe United States or identified designated countries will not be considered for award.
☒	I verify that the signatory of this document is an authorized signatory for the company as provided for under the current contract.
☒	I have provided a copy of the most recent Signatory Authority Form previously incorporated into my contract upon contract award or via modification.
☒	I agree to provide the Contracting Officer with any additional information, such as commercial sales practices, copies of invoices, line item sales, etc., requested by the Contracting Officer for verification of pricing, sales, and other data related to the proposed supplies or services in order to determine the reasonableness of price(s).

Disclaimer: Except as provided herein, all terms and conditions of the subject VA Federal Supply Schedule contract, remain unchanged and in full force and effect.

Roy Arieli, Director of Operations

Printed name and title of authorized representative

/s/ Roy Arieli	9/25/2018
Signature of authorized representative	Date

Revised April 2016	Product Additions – Commodities	Page 8

ATTACHMENT 1

ITAMAR MEDICAL, INC.

PRODUCT ADDITION – REQUEST FOR MODIFICATION FORM

Utilization of Dealers/Distributors by Manufacturers

☐	My firm will not be marketing the offered products through dealers/distributors/specialty distributors.
☒	My firm will be marketing the offered products through dealers/distributors/specialty distributors, and I have attached the names, addresses, points of contact and any relevant forms (i.e. ordering forms, prescription referral forms, etc.) for review and approval under this request.

Gary Skura –Veterans Healthcare Supply Solutions (VHSS)

13949 Alvarez Road

Suite 300

Jacksonville, FL 32218
(904) 638-5519
gskura@vhss1.com

Product Code	SIN	VA Product Code	Product Name	List Price as of September 25, 2018
AC2000400	A-50H	AC20004XX	SBP Sensor for WatchPAT	$399
AC3000300	A-50H	AC30003XX	Central Plus Add-On Kit with RESBP US	$1,250
AC3000100	A-50H	AC30001XX	Central Plus Sensor Replacement US	$350
AC2000100	A-50H	AC2000110	Adhesive Set for SBP Sensor	$19
CS2110500	A-50H	CS2110500	WatchPAT 200 Trade In	$2,000

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	BPA NO.	1. CONTRACT ID CODE	PAGE 1	OF PAGES 2

2. AMENDMENT/MODIFICATION NUMBER		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NUMBER	5. PROJECT NUMBER (if applicable)
P00009		10-15-2018		18-4073
6. ISSUED BY	CODE	003B6B	7. ADMINISTERED BY (If other than Item 6)	CODE	003B6B
Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141			Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141

8. NAME AND ADDRESS OF CONTRACTOR (Number, street, county, State and ZIP Code)		☒	9A. AMENDMENT OF SOLICITATION NUMBER
ITAMAR MEDICAL, INC. (FOREIGN PARENT IS ITAMAR MEDICAL LIMITED, CAESAREA, ISRAEL.			9B. DATED (SEE ITEM 11)
3290 Cumberland Club Dr Ste 100 Atlanta GA 30339		☒	10A. MODIFICATION OF CONTRACT/ORDER NUMBER V797D-30190
10B. DATED (SEE ITEM 13)
code 6BU26	FACILITY CODE		06-15-2013

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers          ☐ is extended,  ☐ is not extended.

    Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning _________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).	(such as changes in paying office, appropriation date, etc.)
C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☒	D. OTHER (Specify type of modification and authority)	552.238.81 Modification (Federal Supply Schedule), Alternative I, Tailored

E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return 0 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

65 II A - Product Deletion

This unilateral modification is issued to incorporate a product deletion into the above mentioned FSS contract. See "All Commodities-Product Deletion", page 3 for deletion details

The contractor is required to submit an updated pricelist to the assigned contract specialist within 30 days of the effective date shown in Block 3. Contractor shall also update GSA Advantage SIP files and product /pricing details that are reflected in the VA's Contract Catalog Search Tool within 30 days of the effective date shown in Block 3. All other terms and conditions remain unchamged.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Roy Arieli, Director of Operations		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Thomas T. Pettis Contracting Officer		Digitally Signed by Thomas T. Pettis 905278
15B CONTRACTOR/OFFEROR	15C DATE SIGNED	16B. UNITED STATES OF AMERICA		16C. DATE SIGNED
/s/ Roy Arieli	10/12/2018	BY	/s/ Thomas T. Pettis 905278	Date: 2018.10.12 2:50:09-05’00’
(Signature of person authorized to sign)			(Signature of Contracting Officer)

PREVIOUS EDITION NOT USABLE	STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA - FAR (48 CFR) 53.243

Itamar Medical, Inc.

V797D-30190

Log #P00009 - TK #18-4073

Incorporate product deletion.

The awarded line items and Net FSS prices are shown on “All Commodities-Product Deletion”.

In the event that the identified TC’s contract/agreement has been cancelled, terminated, expired, or the TC has merged with another group, the contracting officer shall be notified within 10 days after the event occurs, and if possible, before the event occurs.

This modification action is effective October 15, 2018 and is contingent upon the vendor signing and returning one (1) copy prior to the effective date of this modification. Failure to sign and return a complete copy of this modification will delay the effective date. Additionally, the contractor is reminded of the following requirements:

1.	Publish and distribute an approved pricelist supplement.

2.	Update the NAC Contract Management database. The electronic spreadsheet may follow via email.

3.	Update GSA Advantage.

The contractor is required to amend the current published Federal Supply Schedule (FSS) price list to reflect the changes to the contract per this modification by means of a Supplemental FSS Price List. This supplemental price list shall contain the effective date, modification number, reason and the same information as the initial FSS price list cover sheet. Provide this office with one (1) copy no later than 30 days after receipt of this fully executed modification.

Contract number or other authorizations for supplies or services performed (including order number and contract line number) must be shown on the invoice. In addition, all correspondence and documents pertaining to the contract shall be noted with the contract number.

All other contract terms and conditions remain the same as previously awarded.

End of Modification

SIN#	Item #	Product Name / Description	Reason for Deletion
A-50H	AC20002XX	Integrated Sensor	No longer sell this item - these parts are no longer necessary.
A-50H	AS0060520	Oximeter Sensor for WP 200	No longer sell this item - these parts are no longer necessary.
A-50H	AC20001XX	Adhesives Set for Sensor	Comparable item being submitted.

All Commodities - Product Deletions	1 of 22

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	BPA NO.	1. CONTRACT ID CODE	PAGE 1	OF PAGES 3

2. AMENDMENT/MODIFICATION NUMBER		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NUMBER	5. PROJECT NUMBER (if applicable)
P00010		12-01-2018		19-1135 (ttp)
6. ISSUED BY	CODE	003B6B	7. ADMINISTERED BY (If other than Item 6)	CODE	003B6B
Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141			Department of Veterans Affairs OPAL / National Acquisition Center Building 37 1st Avenue, One Block North of Cermak Hines IL 60141

8. NAME AND ADDRESS OF CONTRACTOR (Number, street, county, State and ZIP Code)		(x)	9A. AMENDMENT OF SOLICITATION NUMBER
ITAMAR MEDICAL, INC. (FOREIGN PARENT IS ITAMAR MEDICAL LIMITED, CAESAREA, ISRAEL.		☐	9B. DATED (SEE ITEM 11)
3290 Cumberland Club Dr Ste 100 Atlanta GA 30339		☒	10A. MODIFICATION OF CONTRACT/ORDER NUMBER V797D–30190
10B. DATED (SEE ITEM 13)
code 6BU26	FACILITY CODE		06/15/2013

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers          ☐ is extended,  ☐ is not extended.

    Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

   (a) By completing Items 8 and 15, and returning _________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).	(such as changes in paying office, appropriation date, etc.)
☒	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:	552.238.81 Modification (Federal Supply Schedule), (Apr 2014) (Alternative I, Tailored)
☐	D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

65IIA - Product Addition - SIN A-50(h) -- Physiological Monitors - Others

This bilateral modification is issued to incorporate five (5) line items into the above-referenced FSS contract.

See pages 2-3 for details and a list of products to be added.

All other contract terms and conditions remains the same as previously awarded.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Roy Arieli, Director of Operations		16A. NAME AND TITLE OF CONTRACTING OFFICER Monee A. Robinson Contracting Officer	(Type or print)
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
/s/ Roy Arieli	11/30/2018
(Signature of person authorized to sign)		(Signature of Contracting Officer)

PREVIOUS EDITION NOT USABLE	STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA - FAR (48 CFR) 53.243

Itamar Medical, Inc.

V797D-30190

Log #P00010 - TK #19-1135

Incorporate product additions.

The awarded line items and prices are shown on “All Commodities - Product Additions - Awarded Pricing”.

Kaiser Permanente is the identified Tracking Customer. During the course of this contract for any sales under the maximum order for all product additions, the established 1.00 ratio between the Government and the Tracking Customer shall be maintained.

In the event that the identified TC’s contract/agreement has been cancelled, terminated, expired, or the TC has merged with another group, the contracting officer shall be notified within 10 days after the event occurs, and if possible, before the event occurs.

Itamar Medical, Inc. has elected to participate in marketing the offered products through dealer/dealers/distributors/specialty distributors. This entity is hereby identified as:

Address:        Veterans Healthcare Supply Solutions

(VHSS) 13949 Alvarez Road

Jackson, FL 32218

POC:               Gary Skura

Trade-In Option

For item #CS2110500 – “WatchPat 200 Trade in” Itamar Medical, Inc. has provided the following term:

“For the new proposed item called the WatchPat 200 trade-in, Itamar will accept a Government Agency trading in any sleep testing device of any other company.”

The Government accepts this new term as proposed and will incorporate it into the aforementioned contract.

This modification action is effective December 01, 2018 and is contingent upon the vendor signing and returning one (1) copy prior to the effective date of this modification. Failure to sign and return a complete copy of this modification will delay the effective date. Additionally, the contractor is reminded of the following requirements:

1.	Publish and distribute an approved pricelist supplement.
2.	Update the NAC Contract Management database. The electronic spreadsheet may follow via email.
3.	Update GSA Advantage.

The contractor is required to amend the current published Federal Supply Schedule (FSS) price list to reflect the changes to the contract per this modification by means of a Supplemental FSS Price List. This supplemental price list shall contain the effective date, modification number, reason and the same information as the initial FSS price list cover sheet. Provide this office with one (1) copy no later than 30 days after receipt of this fully executed modification.

Contract number or other authorizations for supplies or services performed (including order number and contract line number) must be shown on the invoice. In addition, all correspondence and documents pertaining to the contract shall be noted with the contract number.

All other contract terms and conditions remain the same as previously awarded.

Awarded Line Items

SIN#	Item #	Product Name / Description	Tracking Ratio	FSS Price without IFF	FSS Price with IFF	Red “A”
A-50H	AC30003XX	Central Plus Sensor	1.00	$799.00	$803.02	A
A-50H	AC30001XX	Central Plus Replacement	1.00	$325.00	$326.63	A
A-50H	AC20004XX	SBP Sensor for WatchPAT	1.00	$200.00	$201.01	A
A-50H	AC2000110	Adhesives Set for SBP Sensor	1.00	$15.00	$15.08	A
A-50H	CS2110500	WatchPAT 200 Trade In	1.00	$2,000.00	$2,010.05	A

This modification action is effective December 1, 2018. All other contract terms and conditions remain in full effect.

End of Modification